                                                      Exhibit 10.8


                               SECURITY AGREEMENT


      SECURITY AGREEMENT made as of August 4, 1995 by and between OSORIO AND WATKIN, D.M.D., P.C., a Massachusetts professional corporation with a mailing address at 2 Irving Street, Framingham, Massachusetts 01701 ("Debtor"), and FIRST NEW ENGLAND DENTAL CENTERS, INC. a Delaware corporation with its office at 2 Irving Street, Framingham, Massachusetts 01701 ("Secured Party").

                                   WITNESSETH:

      Debtor, for valuable consideration, hereby grants to and creates in Secured Party a security interest in the Collateral, as hereinafter defined, now owned and hereafter acquired by Debtor, and all proceeds thereof whether cash or non-cash, to secure the Obligations of Debtor to Secured Party, as hereinafter defined.

      If Debtor shall well and truly perform the Obligations as hereinafter defined, and shall pay in full when due the principal of and interest on any Advances made to the Debtor by the Secured Party under that certain Revolving Credit Agreement by and between Debtor and Secured Party of even date herewith in accordance with the terms and conditions thereof, which Revolving Credit Agreement is attached hereto and incorporated herein by reference as though fully set forth (the "Revolving Credit Agreement"), or any renewal or extension thereof, then this Agreement shall terminate; otherwise this Agreement shall remain in full force and effect.

      Debtor hereby represents, warrants, covenants and agrees to and with Secured Party as follows:

      1. SECURITY INTEREST. Debtor grants to Secured Party a security interest ("Security Interest") in: (1) all accounts and general intangibles (as such terms are defined in the Uniform Commercial Code in effect in Massachusetts from time to time [the "Uniform Commercial Code"]) in which Debtor now has or hereafter acquires any right, and the proceeds therefrom whether cash or non-cash, including any equipment or inventory purchased with cash proceeds; and
(2) all equipment and fixtures of Debtor, whether now owned or hereafter acquired for use in Debtor's practice of dentistry, and all substitutions therefor, accessions thereto and proceeds thereof, including any personal property or fixtures purchased with cash proceeds (collectively, the "Collateral"). The Security Interest shall secure the payment and performance of Debtor's obligations under the Revolving Credit Agreement and all other obligations of Debtor to Secured Party, including its obligation to pay or reimburse Secured Party for expenses of collection as provided herein (the "Obligations").

     2. TITLE TO COLLATERAL. Except for the Security Interest created hereunder, Debtor is (or, as to Collateral to be acquired after the date hereof, will be) the owner of the Collateral free from any lien, security interest, claim, or encumbrance and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. During the term of this Agreement, Debtor shall not grant any security interest in the Collateral without the prior express written consent of Secured Party. Notwithstanding anything in this paragraph 2 to the contrary, Debtor may grant a purchase money security interest in connection with the purchase of any equipment specified in a budget for Debtor's practice approved by Secured Party under paragraph 1.3 of the Revolving Credit Agreement.

     3. FINANCING STATEMENTS AND OTHER ACTIONS. Debtor agrees to do all acts as may be reasonably necessary to perfect or protect the Security Interest or to otherwise carry out the provisions of this Agreement, including but not limited to the execution of financing statements, amendments and similar instruments and the procurement of waivers and disclaimers of interest in the Collateral by others. Secured Party may file as a financing statement a carbon, photographic or other reproduction of this Agreement or a financing statement.

     4. DEBTOR'S PLACE(S) OF BUSINESS. Debtor represents that Debtor's place(s) of business is located at the address(es) set forth in Exhibit A and the records concerning Debtor's accounts are located at the address(es) set forth in Exhibit
B. Debtor covenants to notify Secured Party of any change in the information contained in this Paragraph 4.

     5. LOCATION OF COLLATERAL. Debtor warrants and covenants that all of the Collateral shall be located at Debtor's place of business specified in this Agreement.

     6. MAINTENANCE OF COLLATERAL. Debtor shall preserve the Collateral for the benefit of Secured Party. Without limiting the generality of the foregoing, Debtor shall preserve all beneficial contract rights and take all commercially reasonable steps to collect all accounts promptly. Debtor shall not encumber, sell or otherwise dispose of any item of the Collateral. Debtor shall have and maintain insurance at all times with respect to the Collateral against all risks of physical loss or damage to the Collateral in accordance with paragraph 5 of the Agreement.

     7. MAINTENANCE OF RECORDS. Debtor covenants to keep accurate and complete books of record and account, in which proper entries shall be made of all its dealings in accordance with sound accounting practices. Secured Party shall have the right to audit and make copies of any records or other writings which relate to the Collateral.

     8. TAXES AND ASSESSMENTS. Debtor will pay when due all tax assessments and all taxes imposed upon the Secured Party by reason of this Security Interest, or the Obligations hereby secured, as well as any specific tax now or hereafter created by law upon said Obligations or such Security Interest while the Secured Party is holder hereof. If such taxes or other assessments remain unpaid after the date fixed for payment of same, without penalty or interest, or if any lien be claimed which, in the opinion of the Secured Party, or its counsel, would create a valid obligation having priority over this Security Interest, Secured Party may pay such tax, assessments and claims and the amount paid shall be added to the Obligations, but there shall be no obligation on the part of Secured Party to make any such payment.

     9. POWERS OF SECURED PARTY. Until discharge of the Obligations, in the event of Default by Debtor, Secured Party is authorized and shall be entitled to do, either in its own name or in the name of Debtor, all reasonable things with reference to the Collateral that the Debtor might reasonably have done to protect the Collateral and the proceeds thereof, were it not for the creation of the Security Interest granted herein, including, but not limited to, the following rights:

         A. To collect, sue for and receive payment of the proceeds of the Collateral;

         B. To endorse, in the name of Debtor, any instruments payable to Debtor which shall be received or collected in partial or full payment of the Collateral;

         C. To settle, adjust and compromise all present and future claims arising out of any of the Collateral; and

         D. To notify account debtors on the Collateral to make payment directly to Secured Party.

     The Secured Party shall give the Debtor ten (10) days advance written notice, during which time the Debtor may take curative action, before the Secured Party exercises any of the powers referred to in this Paragraph.

     10. COLLATERAL HEREAFTER ACQUIRED. The warranties, representations, covenants and agreements made by Debtor with respect to Collateral now owned by Debtor shall be presumed to be made by Debtor with respect to all Collateral hereafter acquired and owned by Debtor as of the time Debtor first acquires rights in such Collateral.

     11. EVENTS OF DEFAULT. Until the Obligations are paid in full, the occurrence of any one or more of the following shall be an event of default hereunder ("Events of Default"):

         A.   Debtor fails to pay or perform any of the Obligations when due;
              or

         B. Debtor fails to perform its covenants under this Agreement, subject to any grace period included herein, and in the absence of such grace period, if Debtor's failure to perform continues for thirty (30) days after the date of notice of default; or

         C. the occurrence of any event which permits the Secured Party to terminate the Agreement, or any event which constitutes a default under the Revolving Credit Agreement or any other obligation of Debtor to Secured Party.

     12. RIGHTS UPON DEFAULT. Upon the occurrence of an Event of Default, Secured Party may (a) upon notice to Debtor declare the Obligations to be immediately due and payable without presentment, demand, or protest of any kind, all of which are hereby expressly waived, and (b) exercise the rights and remedies accorded a secured party by the Uniform Commercial Code.

     No course of dealing or delay in accelerating the Obligations or in taking or failing to take any other action with respect to any Event of Default shall affect Secured Party's right to take such action at a later time. No waiver as to any one default shall affect Secured Party's rights upon any other default.

     13. EXPENSES. Any payment made or expense incurred by Secured Party (including reasonable attorneys' fees and disbursements) in connection with the exercise of any right on default shall be added to the indebtedness of Debtor to Secured Party, shall be payable upon demand and shall be secured by the Security Interest.

     14. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed delivered if mailed, postage prepaid to a party at the principal place of business specified in this Agreement or such other address as may be specified by notice given after the date hereof.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall bind the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

     16. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

      This Agreement shall have the effect of an instrument under seal.


                                    OSORIO AND WATKIN, D.M.D., P.C.



                                    By: /s/Arnold Watkin
                                        ------------------------------------
                                        President

                                    EXHIBIT A
                                    ---------

                              Place(s) of Business

                                    EXHIBIT B
                                    ---------

                               Location of Records